SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

|_|   Preliminary Information Statement

|_| Confidential, for Use of the Commission Only (as permitted by Rule 14c 5(d)(2))

|X|   Definitive Information Statement

                       ROCKY MOUNTAIN FUDGE COMPANY, INC.
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

|X|   No fee required

|_|   Fee computed on table below per Exchange Act Rules 14c 5(g) and 0 11.

(1)   Title of each class of securities to which transaction applies: N/A.

(2)   Aggregate number of securities to which transaction applies: N/A.

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0 11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A.

(4)   Proposed maximum aggregate value of transaction: N/A.

(5)   Total fee paid: N/A.

|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0 11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

            (1)   Amount Previously Paid: $0.

            (2)   Form, Schedule or Registration Statement No.: N/A

            (3)   Filing Party: N/A

            (4)   Date Filed: N/A

Contact Persons: Steven D. Moulton
                 4596 Russell Street
                 Salt Lake City, Utah 84117
                 Tel: (801) 230-1807; Fax: 801 401 7256

                       ROCKY MOUNTAIN FUDGE COMPANY, INC.
                               4596 Russell Street
                           Salt Lake City, Utah 84117

                              INFORMATION STATEMENT

                  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
                          REQUESTED NOT TO SEND A PROXY

                                  INTRODUCTION

This Information Statement is being furnished to stockholders of Rocky Mountain Fudge Company, Inc., a Nevada corporation, (the "Company," the "Corporation," "Rocky Mountain Fudge" "we," "our," "us" or words or similar import), regarding two proposals:

                                   Proposal 1:

The adoption of Amended and Restated Articles of Incorporation that will eliminate the personal liability of directors to the full extent allowable by Nevada General Corporate Law; allow for the indemnification of any and all persons whom it has the power to indemnify; allow the Company's Board of Directors (the "Board of Directors") to change alter or repeal any provision of the Articles of Incorporation to the full extent permitted under Nevada General Corporate Law; opt out of the "Acquisition of Controlling Interest" provisions contained in NRS ss.ss. 78.378 through 78-3793, inclusive, as permitted under NRS ss. 78-378.1; opt out of the "Combinations with Interested Stockholders" provisions contained in NRS ss.ss. 78.411 through 78.444, inclusive, as permitted under NRS ss. 78.434; provided that no contract or other transaction between this Company and any other corporation, entity, or person shall be affected by the fact that a director or officer of the Company is interested in, or is a director or officer of such other corporation and that any officer or director of the Company shall be relieved from and indemnified against any liability that might otherwise be obtained from such contracts or transactions so long as such officer or director acts in good faith; allow the Board of Directors to change the Company's name without stockholder approval; and allow the Board of Directors to take action to change the Company's capitalization by way of reverse-stock split or forward-stock split so long as such adjustment does not require amendment to the Company's Articles of Incorporation,

                                   Proposal 2:

The authorization of our board of directors to effect a reverse split of our common stock such that each five (5) shares of Common Stock of the corporation issued and outstanding immediately prior to the Effective Date (the "Old Common Stock") shall automatically be reclassified and continued, without any action on the part of the holder thereof, as one share of Common Stock (the "Reverse Split"). The Corporation shall not issue fractional shares on account of the Reverse Split. Holders of Old Common Stock who would otherwise be entitled to a fraction of a share as a result of the Reverse Split shall receive, upon surrender of the stock certificates formally representing shares of the Old Common Stock, in lieu of such fractional share, one full share of Common Stock.

Shares prior to reverse stock split         Shares after reverse stock split
------------------------------------        --------------------------------
5                                           1
10                                          2
11                                          3
100                                         20
101                                         21
1,000                                       200
1,001                                       201

Proposals 1 and 2 were both unanimously adopted by our Board of Directors and certain persons who own in excess of a majority of our outstanding voting securities (the "Majority Stockholder") in accordance with the Nevada Revised Statutes. The Majority Stockholder owns 6,000,000 of the Company's shares or approximately 53.3% of our outstanding voting securities. No other votes were required or necessary to adopt these amendments, and none are being solicited hereunder. See the captions "Voting Securities and Principal Holders Thereof" and "Amendments to the Articles of Incorporation and Vote Required for Approval," herein.

The following constitutes the full text of the Amended and Restated Articles of
Incorporation:

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       OF

                       ROCKY MOUNTAIN FUDGE COMPANY, INC.

ARTICLE ONE -- NAME

      The name of the corporation (hereinafter called the "Corporation") is "ROCKY MOUNTAIN FUDGE COMPANY, INC."

ARTICLE TWO -- REGISTERED AGENT/LOCATION

      The name of the Corporation's resident agent in the State of Nevada is R/A of America, and the street address of the said resident agent where process may be served on the Corporation is 1504 US HWY 395N #6, Gardnerville, NV 89410-52. The optional mailing address is PO Box 2259, Minden, NV 89423-22.

ARTICLE THREE - CAPITALIZATION

      The aggregate number of shares which this Corporation shall have authority to issue is 50,000,000 shares of common stock of a par value of one mill ($0.001) per share.

ARTICLE FOUR -- GOVERNING BOARD

      The governing board of the Corporation shall be styled as a "Board of Directors," and any member of said Board shall be styled as a "Director."

      The number of members constituting the Board of Directors of the Corporation at the time of filing of these Amended and Restated Articles of Incorporation is one (1). The number of directors of the Corporation may be increased or decreased in the manner provided in the Bylaws of the Corporation; provided, that the number of directors shall never be less than one. In the interim between elections of directors by stockholders entitled to vote, all vacancies, including vacancies caused by an increase in the number of directors and including vacancies resulting from the removal of directors for any reason, may be filled by the remaining directors, though less than a quorum.

ARTICLE FIVE - PURPOSE

      The nature of the business of the Corporation and the objects or purposes to be transacted, promoted, or carried on by it are to engage in and conduct any lawful business, activity or enterprise for which corporations may be organized under the General Corporation Law of the State of Nevada.

ARTICLE SIX - PAID-IN SHARES

      All shares of this Corporation shall be paid in as the Board of Directors may designate and as provided by law, and said shares when issued shall thereupon and thereby be fully paid and non-assessable.

ARTICLE SEVEN -- DURATION

      The Corporation shall have perpetual existence.

ARTICLE EIGHT - BYLAWS

      Bylaws of this Corporation may be adopted by the Board of Directors, which shall also have the power to alter, amend or repeal the same from time to time as permitted under the General Corporation Law of the State of Nevada.

ARTICLE NINE -- ELIMINATING PERSONAL LIABILITY

      The personal liability of the directors and officers of the Corporation is hereby eliminated to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented.

ARTICLE TEN -- INDEMNIFICATION

      The Corporation shall, to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said law from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said law, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

ARTICLE ELEVEN -- AMENDMENT OF ARTICLES OF INCORPORATION

      The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

      To the full extent permitted under the General Corporation Law of the State of Nevada, the Board of Directors shall also have the power and other authority to amend, alter, change or repeal any provision in the Corporation's Articles of Incorporation.

ARTICLE TWELVE -- CONTROL SHARES ACQUISITIONS

      The Corporation expressly opts-out of, or elects not to be governed by, the "Acquisition of Controlling Interest" provisions contained in NRS ss.ss.
78.378 through 78.3793 inclusive--all as permitted under NRS ss. 78.378.1.

ARTICLE THIRTEEN -- COMBINATIONS WITH INTERESTED STOCKHOLDERS

      The Corporation expressly opts-out of, and elects not to be governed by, the "Combinations with Interested Stockholders" provisions contained in NRS ss.ss. 78.411 through 78.444, inclusive--all as permitted under NRS ss. 78.434.

ARTICLE FOURTEEN -- CONFLICTS OF INTEREST

      To the full extent contemplated by the General Corporation Law of the State of Nevada, no contract or other transaction between this Corporation and any other corporation, entity or person shall be affected by the fact that a director or officer of this Corporation is interested in, or is a director or other officer of such other corporation. Any director or officer, individually or with others, may be a party to or may be interested in any transaction of this Corporation or any transaction in which this Corporation is interested. Each person who is now or may become a director or officer of this Corporation is hereby relieved from and indemnified against any liability that might otherwise obtain in the event such director or officer contracts with the Corporation for the benefit of such director, officer or any firm, association or corporation in which such director or officer may be interested in any way, provided such director or officer acts in good faith.

ARTICLE FIFTEEN -AUTHORITY OF BOARD OF DIRECTORS TO CHANGE CORPORATE NAME

      The Board of Directors shall have the right to change the name of the Corporation without shareholder approval to a name that reflects the industry or business in which the Corporation's business operations are conducted or to a name that will promote or conform to any principal product, technology or other asset of the Corporation that the Board of Directors, in its sole discretion, deems appropriate.

ARTICLE SIXTEEN - RE-CAPITALIZATIONS AFFECTING OUTSTANDING SECURITIES

      The Board of Directors, without the consent of shareholders, may adopt any re-capitalization affecting the outstanding securities of the Corporation by effecting a forward or reverse split of all of the outstanding securities of the Corporation, with appropriate adjustments to the Corporation's capital accounts, provided that the re-capitalization does not require any change in the Articles of Incorporation of the Corporation.

-End of Amended and Restated Articles of Incorporation-

--------------------------------------------------------------------------------

                     REASONS FOR THE ADOPTION OF THE AMENDED
               AND RESTATED ARTICLES OF INCORPORATION, PROPOSAL 1

Article One is worded differently than its antecedent, but contains no material changes.

Article Two is worded differently than its antecedent, but contains no material changes.

Article Three is worded differently than its antecedent, but contains no material changes.

Article Four removes the names of previous directors, indicates that there is currently one (1) director serving, indicates that the number of board members may be increased in accordance with the Bylaws of the Company, and provides that in the interim, between elections, vacancies in the Board of Directors may be filled by the remaining directors, though less than a quorum. The Board of Directors believes that, in addition to reflecting the current configuration of the Board of Directors, these changes make the authority of the Board of Directors with regard to filling vacancies clearer and more workable.

Article Five is worded differently than its antecedent, but contains no material changes.

Articles Six and Seven of the original articles of incorporation, which contain the incorporator and certificate of acceptance by the resident agent are administrative in nature and have been deleted.

Article Eight of the original articles of incorporation, which provides that the Company shall have the power at its first board of directors meeting to fix and determine the classes, series and the number of each class or series of stock as provided pursuant to NRS 78 and also that the Company shall have the power to exercise all legal remedies and protections, optional and provisional, as pursuant to NRS 78 has been deleted and is replaced by Article Six through Article Sixteen of Amended and Restated Articles of Incorporation.

The new Article Six provides that all shares of this Corporation shall be paid in as the Board of Directors may designate and as provided by law, and said shares when issued shall thereupon and thereby be fully paid and non-assessable. The Board of Directors believes that by adding this article, the Company will be providing additional protection to shareholders and as a result, that shares of the Company will be more attractive to shareholders and prospective purchasers of the Company's stock.

The new Article Seven provides that the Company will have perpetual existence. By adding this article, the Board of Directors believes that it makes the clear the Company's intention and that as a result, shares of the Company will be more attractive to shareholders and prospective purchasers of the Company's stock.

The new Article Eight provides that the Bylaws of this Corporation may be adopted by the Board of Directors, which shall also have the power to alter, amend or repeal the same from time to time as permitted under the General Corporation Law of the State of Nevada. By adding this article, the Board of Directors believes that it will provide for greater continuity of governance.

Article Nine eliminates personal liability to the extent permitted by the General Corporate Law of the State of Nevada. The Board of Directors believes that the addition of this article will make the Company more competitive in our attempts to attract talented officers and directors.

Article Ten provides that to the fullest extent permitted by the General Corporation Law of the State of Nevada the shall indemnify any and all persons whom it shall have power to indemnify under said law from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said law. The Board of Directors believes that the indemnification of officers, directors, employees, agents, and other parties to the extent permitted by the General Corporation Law of the State of Nevada will make us more competitive in our attempts to engage the human resources and other talent we need to conduct our business.

Article Eleven reserves, to the full extent permitted by the General Corporate Law of the State of Nevada, all the rights to amend, alter, change, or repeal the Articles of Incorporation will provide the Board with the greatest flexibility and will enable the Board of Directors to deal with issues as quickly and efficiently as possible. If shareholder approval is not required for actions, the time, cost and expense associated with governance can be substantially reduced. The Board of Directors believes that this amendment will assist us in acquiring, by acquisition, reorganization or merger, other business opportunities; and that applicable law regarding fiduciary duties of directors and executive officers to corporation for which they serve in these capacities will sufficiently protect us in transactions involving interested stockholders.

Article Twelve provides that the Corporation expressly opts-out of, or elects not to be governed by, the "Acquisition of Controlling Interest" provisions contained in NRS ss.ss. 78.378 through 78.3793 inclusive--all as permitted under NRS ss. 78.378.1. The Board of Directors believes that this amendment will assist us in acquiring, by acquisition, reorganization or merger, other business opportunities; and that applicable law regarding fiduciary duties of directors and executive officers to corporation for which they serve in these capacities will sufficiently protect us in transactions involving interested stockholders.

Article Thirteen provides that the Corporation expressly opts-out of, and elects not to be governed by, the "Combinations with Interested Stockholders" provisions contained in NRS ss.ss. 78.411 through 78.444, inclusive--all as permitted under NRS ss. 78.434. The Board of Directors believes that this amendment will assist us in acquiring, by acquisition, reorganization or merger, other business opportunities; and that applicable law regarding fiduciary duties of directors and executive officers to corporation for which they serve in these capacities will sufficiently protect us in transactions involving interested stockholders.

Article Fourteen provides that to the full extent contemplated by the General Corporation Law of the State of Nevada, no contract or other transaction between this Corporation and any other corporation, entity or person shall be affected by the fact that a director or officer of this Corporation is interested in, or is a director or other officer of such other corporation. The Board of Directors believes that relief from and indemnification against liability that may arise from transactions between us and parties to which officers or directors are affiliated and indemnification of officers, directors, employees, agents, and other parties to the extent permitted by the General Corporation Law of the State of Nevada will make us more competitive in or attempts to attract talented officers and directors and will allow us to engage qualified parties in which officers or directors have an interest if the officers and/or directors of our Company deem such engagement to be in the best interest of the Company.

Article Fifteen provides that the Board of Directors shall have the right to change the name of the Corporation without shareholder approval to a name that reflects the industry or business in which the Corporation's business operations are conducted or to a name that will promote or conform to any principal product, technology or other asset of the Corporation that the Board of Directors, in its sole discretion, deems appropriate. Although the Board of Directors does not have any present name change in mind, with the present limited business operations of the Company, it is possible that we may change our focus or direction; it is believed that such a provision in our Articles of Incorporation will save additional time and expense in the future, in such event.

Article Sixteen provides that the Board of Directors, without the consent of shareholders, may adopt any re-capitalization affecting the outstanding securities of the Corporation by effecting a forward or reverse split of all of the outstanding securities of the Corporation, with appropriate adjustments to the Corporation's capital accounts, provided that the re-capitalization does not require any change in the Articles of Incorporation of the Corporation. The Board of Directors believes that because of what it perceives to be the volatility of low-priced securities in today's securities markets, that the power to quickly and efficiently effect re-capitalizations is necessary. Moreover, if shareholder approval is not required of such actions, the costs associated with re-capitalizations can be substantially reduced.

        REASONS FOR THE AUTHORIZATION OF FIVE-TO-ONE REVERSE STOCK SPLIT,
                                   PROPOSAL 2

--------------------------------------------------------------------------------

Management believes that the Reverse Split will enhance the Company's capital structure and give it flexibility for possible future financings or business acquisitions. The Reverse Split will decrease the number of outstanding common shares, but will not change the number of stockholders nor affect any stockholder's proportionate interest in the Company, except for negligible differences resulting from the rounding up of fractional shares. The par value of the Common Stock will remain unchanged. While the aggregate par value of the outstanding Common Stock will be decreased, additional paid-in capital will be increased by a corresponding amount. Therefore, the reverse split will not affect total stockholders' equity. The Company will not become a private company as a result of the Reverse Split and it is expected that the Common Stock will continue to be quoted on the OTC Bulletin Board. All share and per share information will be retroactively adjusted to reflect the reverse split for all periods presented in future financial reports and regulatory filings.

Although generally it is expected that a reverse split will result in a proportionate increase in the market price of the split shares, because of the limited trading in the Common Stock there can be no assurance that shares will trade at a multiple of five times the current price or at any multiple, or that any potential increase will be sustained. If the market price of the Common Stock declines after the implementation of the reverse split, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would be the case in the absence of the Reverse Split.

The possibility exists that the reduced number of outstanding shares will adversely affect the market for the Common Stock by reducing the relative level of liquidity. In addition, the Reverse Split could increase the number of the stockholders who own odd lots, or less than 100 shares. Consequently, there can be no assurance that the Reverse Split will achieve the results outlined above.

-----------------------------

APPROXIMATE DATE OF MAILING: December 26, 2007

The Amended and Restated Articles of Incorporation will become effective on the later of the opening of business on January 16, 2008, or a date that is at least 21 days from the mailing of this Information Statement to our stockholders.

The Amended and Restated Articles of Incorporation and the Reverse Split are the only matters covered by this Information Statement.

DISSENTERS' RIGHTS

      There are no dissenters' rights applicable to the adoption of our Amended and Restated Articles of Incorporation or Reverse Split.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

      No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed adoption of these Amended and Restated Articles of Incorporation that is not shared by all other stockholders.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Voting Securities.

      The securities that would have been entitled to vote if a meeting was required to have been held regarding these amendments to our Articles of Incorporation consist of shares of our common stock. Each share of our common stock is entitled to one vote. The number of outstanding shares of our common stock at the close of business on December 24, 2007, the record date for determining our stockholders who would have been entitled to notice of and to vote on the amendments to our Articles of Incorporation, was 11,250,000.

Security Ownership of Principal Holders and Management.
-------------------------------------------------------

      The following table sets forth certain information as of December 12, 2007, regarding current beneficial ownership of the shares of our common stock by (i) each person known by us to own more than 5% of the outstanding shares of our common stock, (ii) each of our executive officers and directors, and (iii) all of our executive officers and directors as a group. Except as noted, each person has sole voting and sole investment or dispositive power with respect to the shares owned. The information presented is based upon 11,250,000 outstanding shares of common stock.

Name                       Positions Held     Shares Owned         %
-----------                --------------     ------------         ---

Ronald Moulton (2)           Stockholder        1,000,000          8.9%

Vallerie Moulton (2)         Stockholder        2,000,000         17.8%

Steven D. Moulton(1)(2)*                        6,000,000         53.5%

All executive officers and directors            6,000,000         53.5%
of our Company as a group (1 persons)*

(1)This stockholder has consented to the amendments to our Articles of Incorporation, and constitutes the "Majority Stockholder" referenced herein in that respect.
(2) Ronald Moulton and Vallerie Moulton are married and are the parents of Steven D. Moulton.

* Steven D. Moulton, vice president, director, and principal accounting officer, is the Company's sole officer and director.

                   AMENDMENT TO THE ARTICLES OF INCORPORATION
                         AND VOTE REQUIRED FOR APPROVAL

Nevada Law.

      The Amended and Restated Articles of Incorporation were unanimously adopted by our Board of Directors and our Majority Shareholder who owns in excess of a majority of our outstanding voting securities and who is designated herein as the Majority Stockholder, pursuant to NRS 78.385, which says that every amendment to the Articles of Incorporation of a corporation shall first be adopted by resolution of the Board of Directors and then be subject to the approval of persons owning a majority of the securities entitled to vote on any such amendment. Sections 78.315 and 78.320 of the Nevada Revised Statutes respectively provide that the Board of Directors, by unanimous written consent, and persons owning the required majority of voting securities necessary to adopt any action that would otherwise be required to be submitted to a meeting of stockholders, may adopt such action without a formal shareholder meeting by written consent.

      Our Majority Shareholder, who has voted, in writing, to approve the resolutions to amend and restate our Articles of Incorporation and to effect the various amendments outlined above owns approximately 53.3% of our outstanding voting securities; accordingly, this percentage being a majority, no additional votes are required or necessary to adopt these Amended and Restated Articles of Incorporation, and none are being solicited hereunder. See the caption "Voting Securities and Principal Holders Thereof" herein.

                        REVERSE SPLIT OF OUR COMMON STOCK
                         AND VOTE REQUIRED FOR APPROVAL

Pursuant to NRS 78.2055, unless otherwise provided in the articles of incorporation, a corporation that desires to decrease the number of issued and outstanding shares of a class or series held by each stockholder of record at the effective date and time of the change without correspondingly decreasing the number of authorized shares of the same class or series may do so if:

(a) The board of directors adopts a resolution setting forth the proposal to decrease the number of issued and outstanding shares of a class or series; and

(b) The proposal is approved by the vote of stockholders holding a majority of the voting power of the affected class or series, or such greater proportion as may be provided in the articles of incorporation, regardless of limitations or restrictions on the voting power of the affected class or series.

Our Board of Directors has approved of the reverse stock split by unanimous written consent. In addition, our Majority Shareholder, who has voted, in writing, to approve the fourteen-to-one reverse stock split, collectively own approximately 53.3% of our outstanding voting securities; accordingly, this percentage being a majority, no additional votes are required or necessary to effect the reverse stock split, and none are being solicited hereunder. See the caption "Voting Securities and Principal Holders Thereof" herein.

Effective Date of Amended and Restated Articles of Incorporation
----------------------------------------------------------------

      The effective date of these Amended and Restated Articles of Incorporation will be on the latter of the opening of business on January 16, 2008, or 21 days from the mailing of this Information Statement to our stockholders.

Effective Date of Stock Re-Capitalization
----------------------------------------------------------------

      The effective date of the reverse stock split will be on the latter of the opening of business on January 16, 2008, or 21 days from the mailing of this Information Statement to our stockholders.

                                     NOTICE

THE MAJORITY STOCKHOLDER OF OUR COMPANY THAT HAS CONSENTED TO THE ADOPTION OF THESE RESTATED AND AMENDED ARTICLES OF INCORPORATION AND HAS CONSENTED TO THE FOURTEEN-TO-ONE REVERSE STOCK SPLIT OWNS IN EXCESS OF THE REQUIRED NUMBER OF OUR OUTSTANDING VOTING SECURITIES TO ADOPT THESE AMENDMENTS UNDER NEVADA LAW, AND HAS DONE SO. NO FURTHER CONSENTS, VOTES OR PROXIES ARE NEEDED, AND NONE ARE REQUESTED.

                       BY ORDER OF THE BOARD OF DIRECTORS

December 26, 2007

Steven D. Moulton, Vice President and Director